Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-3 of our reports dated December 13, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended
October 31, 1994, as amended, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Boston, Massachusetts
June 22, 1995